Exhibit 15.0

October 28, 2020

Southern Copper Corporation

1440 East Missouri Avenue, Suite 160

Phoenix, AZ 85014

We are aware that our report dated October 28, 2020, on our review of the interim financial information of Southern Copper Corporation appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, is incorporated by reference in Post-Effective Amendment No.3 to Registration Statement No. 333-150982 on Form S-8.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/ Daniel Toledo Antonio
C.P.C. Daniel Toledo Antonio
Mexico City, Mexico